EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-81110, 33-95062 and 333-30751) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan of our report dated January 15, 1999, with respect to the financial statements of BioCryst Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                           /s/ Ernst & Young LLP


Birmingham, Alabama
March 29, 1999


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